UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

FINANCIAL ASSET SECURITIES CORP.

(as depositor under the Pooling and Servicing Agreement,
dated as of March 1, 2007, providing for the issuance of
Soundview Home Loan Trust 2007-WMC1, Series 2007-WMC1
Asset-Backed Certificates)

Soundview Home Loan Trust 2007-WMC1
(as issuing entity)

Financial Asset Securities Corp.
(as depositor)

Greenwich Capital Financial Products, Inc.
(as sponsor)

Delaware	333-130961-41	06-1442101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (203) 625-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Credit Risk Manager Disclosure.

Under an agreement between the Registrant and Clayton Fixed Income Services Inc., as credit risk manager, the most recent report of the credit risk manager will be made available to the public each month via the Internet at the credit risk manager’s website.  Any person will be able to review such report at https://reports.clayton.com  as they become available, which is expected to be on or about the fifteenth calendar day of the month following each distribution date.  The user name for access to the website will be the e-mail address of the person accessing the site and the password for this transaction will be “Soundview 2007-WMC1”  These reports will continue to be available to the public unless the Registrant determines to cease to make them available. If the Registrant elects to terminate access to the reports of the credit risk manager, the Registrant will, if at such time it is obligated to file reports under Section 13(a) or Section 15(d) of the Exchange Act with respect to the issuing entity, file a current report on Form 8-K stating that such reports are no longer available to the public.

This information is being furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is not incorporated by reference into any of the Registrant’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2007

FINANCIAL ASSET SECURITIES CORP.

By:	/s/ Ara Balabanian
Name:	Ara Balabanian
Title:	Vice President